Exhibit 99.1
News Release

CONTACT:	Steve Dale (Media)	Judith T. Murphy (Analysts)
	(612) 303-0784	(612) 303-0783
Jennifer Wendt (Media)
(612) 303-0731
U.S. BANK ACQUIRES DOWNEY SAVINGS & LOAN AND PFF BANK & TRUST
THROUGH AN FDIC FACILITATED TRANSACTION
MINNEAPOLIS, November 21, 2008 — U.S. Bancorp (NYSE: USB) announced today that, effective immediately, its lead bank, U.S. Bank National Association, has acquired the banking operations of two separate California financial institutions from the Federal Deposit Insurance Corporation. The two acquired institutions are Downey Savings & Loan Association, F.A., the primary subsidiary of Downey Financial Corp. (NYSE: DSL), headquartered in Newport Beach, Calif. and PFF Bank & Trust, a subsidiary of PFF Bancorp Inc. (OTC Bulletin Board: PFFB), headquartered in Rancho Cucamonga, Calif.
Under the terms of these transactions, U.S. Bank will receive approximately $12.8 billion of assets and assume approximately $11.3 billion of liabilities, including $9.7 billion of deposits, of Downey Savings & Loan and will receive approximately $3.7 billion in assets and assume approximately $3.5 billion of liabilities, including $2.4 billion of deposits, of PFF Bank & Trust. As part of the transactions, U.S. Bank has agreed to assume the first $1.5 billion and $0.1 billion of expected losses on the assets of Downey Savings & Loan and PFF Bank & Trust, respectively. Any losses in excess of these amounts will be subject to a loss sharing agreement with the FDIC. U.S. Bank will not acquire any assets or liabilities of the banks’ parent holding companies, Downey Financial Corp. or PFF Bancorp Inc. These acquisitions are expected to meet or exceed the company’s internal financial hurdles for internal rate of return and earnings per share accretion.
“The timing of this transaction could not be better, as we have just completed the highly successful integration of our Mellon 1st Business Bank acquisition in Los Angeles and Orange County. With the addition of the Downey Savings & Loan and PFF Bank & Trust branch locations, we continue to widen our distribution network in our growing California and Arizona markets,” commented Joseph M. Otting, vice chairman of commercial banking and U.S. Bancorp’s Western U.S. senior executive. “Once the conversions and integrations are completed, both current and new customers of U.S. Bank will have the increased convenience of 561 branches in California and 75 branches in Arizona to serve their banking needs. This also presents a great opportunity for us to deepen customer relationships by offering U.S. Bank’s extensive mix of products and services to our new customers.”
As part of these transactions, U.S. Bank will modify the terms of certain acquired residential mortgage loans in accordance with the FDIC Mortgage Loan Modification Program. The objectives of this program are to improve affordability, increase the probability of performance, and allow borrowers to remain in their homes.
“The strategic acquisition of the banking operations of Downey Savings & Loan and PFF Bank & Trust will strengthen our geographic footprint in the Western region of our franchise with the addition of approximately 500,000 new loan and deposit customers,” noted Richard K. Davis, chairman, president and chief executive officer of U.S. Bancorp. “We believe that acquisitions like these are an efficient means of leveraging U.S. Bank’s strong capital base and investing in our company. These are very positive transactions for our shareholders and are consistent with our growth strategy, especially in key California markets. Importantly, this transaction will also allow us to work closely with approximately 35,000 homeowners through the FDIC loan modification program in an effort to provide solutions for these potentially troubled borrowers to stay in their homes.”
The Downey Savings & Loan and PFF Bank & Trust branch locations will continue to operate under their current names and will be re-branded as U.S. Bank branches in the near future. Downey Savings & Loan and PFF Bank & Trust customers should continue to conduct their banking as they have in the past. U.S. Bank will soon be providing additional information to Downey Savings & Loan and PFF Bank & Trust customers about this transaction. Downey Savings & Loan and PFF Bank & Trust customers should know that their deposits are now backed by the financial strength and security of U.S. Bank.
With the addition of approximately $12 billion (9 percent) to the company’s deposit base, these transactions will more than double U.S. Bank’s deposit share and number of branches in important Southern California markets such as the Los Angeles/Long Beach/Santa Ana area. Also, this acquisition will allow U.S. Bank to enter into new markets in Central California and Arizona.
The 175 Downey Savings & Loan branches that are part of this transaction include 170 in California and five in Arizona. These branches include locations in the following markets: Southern California (Los Angeles, Riverside, San Diego and Oxnard) with 59 traditional branches and 78 in-store branches; the Bay Area (San Jose, San Francisco, Sacramento, Santa Rosa and Napa) with 20 traditional branches and four in-store branches; Central California (San Luis Obispo, Santa Barbara and Bakersfield) with two traditional branches and seven in-store branches; and Arizona (Lake Havasu, Kingman and Prescott) with four traditional branches and one in-store branch.
The 38 PFF Bank & Trust branches that are part of the transaction include branches in eastern Los Angeles, northern Orange, San Bernardino and Riverside counties. These PFF Bank & Trust branches are located in the following Inland Empire communities: Adelanto, Alta Loma, Apple Valley, Beaumont, Cathedral City, Chino, Claremont, Corona Hills, Diamond Bar, Fontana, Foothills Crossing, Glendora, Hesperia, Indian Hill, Indio, La Quinta, La Verne, Mira Loma, Montclair, Moreno Valley, Ontario, Palm Desert, Pomona, Rancho Cucamonga, Riverside, San Dimas, San Jacinto, Terra Vista, Tustin, Twentynine Palms, Upland, Yorba, Yucaipa and Yucca Valley.
If customers of Downey Savings & Loan have any questions regarding their accounts involved in this transaction, they should continue to use the same channels as they have in the past, by contacting their local branch, visiting downeysavings.com or calling 1-800-9-DOWNEY.
If customers of PFF Bank & Trust have any questions regarding their accounts involved in this transaction, they should continue to use the same channels as they have in the past, by contacting their local branch, visiting pffbank.com or calling 1-888-342-5733.
Prior to this announcement, U.S. Bank had 353 branch offices in California – 216 traditional branches and 137 in-store branches. In Arizona, U.S. Bank currently operates 70 branch offices – 18 traditional branches and 52 in-store branches.

Additional information regarding this transaction will be included in a brief presentation to be posted shortly on the U.S. Bank website. To access the presentation, please go to www.usbank.com and click on “About U.S. Bancorp” and then “Investor/Shareholder Information.” The link to the slides can be found on both the “Press Releases” and “Webcasts and Presentations” pages.
U.S. Bancorp was advised in this transaction by Morgan Stanley & Co. Incorporated, Dorsey & Whitney LLP and Sullivan & Cromwell LLP.
U.S. Bancorp, with $247 billion in assets, is the parent company of U.S. Bank, the 6th largest commercial bank in the United States as of September 30, 2008. The company operates 2,556 banking offices and 4,903 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.
Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including continued deterioration in general business and economic conditions and in the financial markets; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. A continuation of the recent turbulence in significant portions of the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that the Emergency Economic Stabilization Act of 2008, the actions taken by the U.S. Treasury Department there under, or any other governmental program, will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by changes in the creditworthiness and performance of our counterparties, by changes in the competitive landscape, and by increased regulation or other adverse effects of recently enacted legislation and FDIC actions. Finally, there can be no assurance that we will realize the anticipated benefits related to the acquisition of Downey Savings and Loan Association or PFF Bank and Trust.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile,” and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.
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